EXHIBIT 99

Capstone Turbine Announces Second Quarter Fiscal Year 2014 Operating Results

Strong Cash Flow With $8 Million Generated From Operating Activities

CHATSWORTH, Calif., Nov. 7, 2013 (GLOBE NEWSWIRE) -- Capstone Turbine Corporation (Nasdaq:CPST), the world's leading clean technology manufacturer of microturbine energy systems, today announced its financial results for the second quarter of fiscal year 2014 ended September 30, 2013.

Second Quarter 2014 Highlights

  Total revenue of $35.3 million, up 17% year-over-year
  Product revenue of $28.7 million, up 22% year-over-year
  Gross margin of $4.9 million, up 88% year-over-year
  Gross margin as a percentage of revenue 14%, compared to 9% in second quarter Fiscal 2013
  Fourth consecutive quarter of double-digit gross margin
  Cash from operating activities of $8.0 million

Management Commentary

"During the second quarter, we delivered a healthy gross margin increase year-over-year while successfully focusing on cash conversion," said Darren Jamison, Capstone's President and Chief Executive Officer. "Our shipments and collections are back on track and we are expecting a return to sequential margin growth in the second half of Fiscal 2014 as revenue accelerate in our typically strongest quarters and traction for our C1000 series continues to build. After generating cash from operations of $8 million for the second quarter, we hope to achieve a targeted cash balance of $30 million by the end of the fiscal year."

Second Quarter 2014 Financial Summary

Revenue for the second quarter of Fiscal 2014 was $35.3million, compared to $24.4 million for the first quarter of Fiscal 2014, and $30.1 million for the second quarter of Fiscal 2013.

Capstone's backlog as of September 30, 2013 was $149.8 million, compared to $155.8 million at June 30, 2013, and $141.1 million at September 30, 2012.

Gross margin for the second quarter of Fiscal 2014 was $4.9 million, or 14% of revenue, compared to $3.3 million, or 14% of revenue, for the first quarter of Fiscal 2014, and $2.6 million, or 9% of revenue, for the second quarter of Fiscal 2013.

Research and development expenses were $2.0 million for the second quarter of Fiscal 2014, compared to $2.3 million for the first quarter of Fiscal 2014 and $2.4 million for the second quarter of Fiscal 2013.

Selling, general and administrative expenses were $6.6 million for the second quarter of Fiscal 2014, compared to $7.6 million for the first quarter of Fiscal 2014 and $6.4 million for the second quarter of Fiscal 2013.

Capstone's net loss was $3.9 million, or $0.01 loss per share, for the second quarter of Fiscal 2014,compared to a net loss of $6.8 million, or $0.02 loss per share, for the first quarter of Fiscal 2014, and a net loss of $6.2 million, or $0.02 per share, for the second quarter of Fiscal 2013.  Capstone's loss from operations for the second quarter of Fiscal 2014 was $3.7 million, compared to $6.6 million for the first quarter of Fiscal 2014 and $6.2 million for the second quarter of Fiscal 2013.

Liquidity and Capital Resources

At September 30, 2013, cash and cash equivalents totaled $28.3 million, compared to $21.6 million at June 30, 2013 and $45.2 million at September 30, 2012.

During the quarter ended September 30, 2013, cash from operating activities was $8.0 million and capital expenditures totaled $0.3 million.This compares to cash used in operating activities of $2.6 million and $0.4 million in capital expenditures during the quarter ended September 30, 2012.

Conference Call and Webcast

The Company will host a conference call today, November 7, 2013, at 1:45 p.m. Pacific Time (4:45 p.m. Eastern). Access to the live broadcast and a replay of the webcast will be available for 30 days through the Investor Relations page on the Company's website: www.capstoneturbine.com.

About Capstone Turbine Corporation

Capstone Turbine Corporation (www.capstoneturbine.com) (Nasdaq:CPST) is the world's leading producer of low-emission microturbine systems, and was the first to market commercially viable microturbine energy products. Capstone Turbine has shipped approximately 7,000 Capstone MicroTurbine(R) systems to customers worldwide. These award-winning systems have logged millions of documented runtime operating hours. Capstone Turbine is a member of the U.S. Environmental Protection Agency's Combined Heat and Power Partnership, which is committed to improving the efficiency of the nation's energy infrastructure and reducing emissions of pollutants and greenhouse gases. A UL-Certified ISO 9001:2008 and ISO 14001:2004 certified company, Capstone is headquartered in the Los Angeles area with sales and/or service centers in the New York Metro Area, Mexico City, Nottingham, Shanghai and Singapore.

"Capstone" and "Capstone MicroTurbine" are registered trademarks of Capstone Turbine Corporation. All other trademarks mentioned are the property of their respective owners.

The Capstone Turbine Corporation logo is available here.

Forward-Looking Statements

This press release contains "forward-looking statements," as that term is used in the federal securities laws, about growth in revenue and gross margin; increased sales of our C1000 series product; and improvement in certain key performance indicators. Forward-looking statements may be identified by words such as "expects," "objective," "intend," "targeted," "plan" and similar phrases. These forward-looking statements are subject to numerous assumptions, risks and uncertainties described in Capstone's Form 10-K, Form 10-Q and other recent filings with the Securities and Exchange Commission that may cause Capstone's actual results to be materially different from any future results expressed or implied in such statements. Capstone cautions investors not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Capstone undertakes no obligation, and specifically disclaims any obligation, to release any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

 – Financial Tables Follow –

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30,	March 31,
	2013	2013
ASSETS
Current Assets:
Cash and cash equivalents	$ 28,267	$ 38,817
Accounts receivable, net of allowance for doubtful accounts of $2,382 at September 30, 2013 and $2,142 at March 31, 2013	18,402	17,941
Inventories	20,830	18,513
Prepaid expenses and other current assets	2,456	2,588
Total current assets	69,955	77,859
Property, plant and equipment, net	3,177	3,543
Non-current portion of inventories	2,980	3,252
Intangible assets, net	2,043	2,313
Other assets	313	371
Total	$ 78,468	$ 87,338

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$ 26,777	$ 24,121
Accrued salaries and wages	1,903	1,721
Accrued warranty reserve	2,382	2,299
Deferred revenue	2,909	3,089
Revolving credit facility	11,796	13,476
Current portion of notes payable and capital lease obligations	131	361
Warrant liability	--	10
Total current liabilities	45,898	45,077
Long-term portion of notes payable and capital lease obligations	185	233
Other long-term liabilities	112	142
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $.001 par value; 10,000,000 shares authorized; none issued	--	--
Common stock, $.001 par value; 515,000,000 shares authorized, 306,341,011 shares issued and 305,197,737 shares outstanding at September 30, 2013; 305,661,276 shares issued and 304,622,573 shares outstanding at March 31, 2013	306	306
Additional paid-in capital	797,958	796,767
Accumulated deficit	(764,661)	(753,975)
Treasury stock, at cost; 1,143,274 shares at September 30, 2013 and 1,038,703 shares at March 31, 2013	(1,330)	(1,212)
Total stockholders' equity	32,273	41,886
Total	$ 78,468	$ 87,338

CAPSTONE TURBINE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$35,291	$30,118	$59,664	$58,930
Cost of goods sold	30,399	27,512	51,449	54,155
Gross margin	4,892	2,606	8,215	4,775
Operating expenses:
Research and development	1,956	2,413	4,291	4,617
Selling, general and administrative	6,641	6,428	14,209	13,876
Total operating expenses	8,597	8,841	18,500	18,493
Loss from operations	(3,705)	(6,235)	(10,285)	(13,718)
Other (expense) income	(6)	4	(20)	26
Interest expense	(176)	(128)	(362)	(319)
Change in fair value of warrant liability	10	302	10	451
Loss before income taxes	(3,877)	(6,057)	(10,657)	(13,560)
Provision for income taxes	11	124	29	396
Net loss	$(3,888)	$(6,181)	$(10,686)	$(13,956)

Net loss per common share—basic and diluted	$(0.01)	$(0.02)	$(0.04)	$(0.05)

Weighted average shares used to calculate net loss per common share	304,990	300,254	304,856	299,846
CONTACT: Investor and Investment Media Inquiries:
         818-407-3628
         ir@capstoneturbine.com